United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) Of
The Securities Exchange Act of 1934

Date of Report:  December 13, 2010

RICK'S CABARET INTERNATIONAL, INC.
(Exact Name of Registrant As Specified in Its Charter)

Texas	0-26958	76-0037324
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10959 Cutten Road
Houston, Texas 77066
(Address of Principal Executive Offices, Including Zip Code)

(281) 397-6730
(Issuer’s Telephone Number, Including Area Code)

ITEM 8.01	OTHER EVENTS.

On December 13, 2010, our wholly owned subsidiaries, RCI Dining Services (Indiana), Inc. (“RCI Indiana”) and RCI Holdings, Inc. (“RCI Holdings”), entered into a Purchase Agreement with the Gold Club of Indy, LLC (“GCI”), The Estate of Albert Pfeiffer, deceased (the “Seller”) and Lori Pfeifer, personal representative of The Estate of Albert Pfeiffer, deceased, and sole member of the Company (“Pfeiffer”).  GCI owns and operates an adult entertainment cabaret known as “The Gold Club,” located at 3551 Lafayette Road, Indianapolis, Indiana 46222.  GCI also owns the real property where The Gold Club is located.  Pursuant to the Purchase Agreement, (i) RCI Indiana will acquire from Pfeiffer 100% of the issued and outstanding membership interests of GCI for $825,000 cash and (ii) RCI Holdings will acquire from GCI the real property where The Gold Club is located, including the improvements thereon, for $850,000 cash, for a total aggregate consideration of $1,675,000.  The parties additionally entered into an Addendum to Purchase Agreement which delineated and expanded upon certain terms involving the sale of the real property.  The terms and conditions of the Purchase Agreement and Addendum to Purchase Agreement were the result of arm’s length negotiations between the parties.

A copy of the Purchase Agreement is attached hereto as Exhibit 10.1.  A copy of the Addendum to Purchase Agreement is attached hereto as Exhibit 10.2.  A copy of the press release related to this transaction is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

10.1	Purchase Agreement dated December 13, 2010
10.2	Addendum to Purchase Agreement dated December 13, 2010
99.1	Press Release dated December 14, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RICK'S CABARET INTERNATIONAL, INC.

Date: December 14, 2010	By:	/s/ Eric Langan
Eric Langan
President and Chief Executive Officer